     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1999

                                             REGISTRATION NO. 333-________
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              -------------------

                           REPUBLIC BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

               FLORIDA                              59-1463900
    (State or other jurisdiction          (I.R.S. Employer Identification No.)
  of incorporation or organization)

111 SECOND AVENUE, N.E., SUITE 300, ST. PETERSBURG, FLORIDA           33701
        (Address of Principal Executive Office)                     (Zip Code)

                           REPUBLIC BANCSHARES, INC.
                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                              -------------------

                                 JOHN SAPANSKI
                       CHAIRMAN, CHIEF EXECUTIVE OFFICER
                           REPUBLIC BANCSHARES, INC.
                            111 SECOND AVENUE, N.E.
                                   SUITE 300
                         ST. PETERSBURG, FLORIDA 33701
                    (Name and address of agent for service)
                                 (813) 823-7300
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                               JOHN BUCHMAN, ESQ.
                              HOLLAND & KNIGHT LLP
                         2100 PENNSYLVANIA AVENUE, N.W.
                                   SUITE 400
                             WASHINGTON, D.C. 20037

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                 PROPOSED            PROPOSED
          TITLE OF             AMOUNT            MAXIMUM             MAXIMUM           AMOUNT OF
         SECURITIES            TO BE         OFFERING PRICE         AGGREGATE        REGISTRATION
      TO BE REGISTERED      REGISTERED(1)      PER UNIT(2)        OFFERING PRICE          FEE
-----------------------------------------------------------------------------------------------------
Common stock, par value
$2.00 per share                600,000            $18.34           $11,004,000         $3,059.11
-----------------------------------------------------------------------------------------------------

(1)This registration statement also covers any additional shares that may hereafter become purchasable as a result of the adjustment provisions of the plans pursuant to which such shares are issued.

(2)Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales prices for shares of common stock of the registrant as reported on the Nasdaq Stock Market on March 3, 1999.



===============================================================================

                                  INTRODUCTION

         On May 20, 1996, Republic Bancshares, Inc., a Florida corporation (the "Registrant"), filed Registration No. 333-4866 on Form S-8 (the "Prior Registration Statement"), which registered 521,880 shares of the Common Stock, par value $2.00 per share, of the Registrant (the "Common Stock") for issuance under the Republic Bancshares, Inc. 1995 Stock Option Plan (the "Stock Option Plan"). By this Registration Statement, the Registrant (i) increases the number of shares of the Common Stock registered for issuance under the Stock Option Plan from 521,880 to 1,121,880, and (ii) files an amended Stock Option Plan as an exhibit to the Registration Statement.

                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Registrant, Republic Bancshares, Inc., a Florida corporation, are incorporated by reference in this Registration Statement.

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1998.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

         (d) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         (e) The Registrant's Current Report on Form 8-K, dated November 23,
             1998.

         (f) The Registrant's Current Report on Form 8-K, dated January 7,
             1999.

         (g) The Registrant's Current Report on Form 8-K, dated February 1,
             1999.

         (h) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-4, Registration No. 33-808895.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is a Florida corporation. The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided, further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Section 3-15 of the Registrant's Bylaws provides that the Registrant shall indemnify any director, officer, employee or agent or any former director, officer, employee or agent.

         The Registrant has purchased insurance with respect to, among other things, any liabilities that may arise under the statutory provisions referred to above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1   Articles of Incorporation of the Registrant.*

         4.2   By-Laws of the Registrant.*

         4.3   Specimen Common Stock Certificate of the Registrant.*

         4.4   Republic Bancshares, Inc. 1995 Stock Option Plan, as amended.

         5.1   Opinion of Holland & Knight LLP re legality of the Common Stock.

         15.0  Acknowledgement Letter of Arthur Andersen LLP.

         23.1  Consent of Holland & Knight LLP (included in Exhibit 5.1).

         23.2  Consent of Arthur Andersen LLP.

         24.1  Powers of Attorney (included on signature page).

-----------------------

*        Filed with the Registrant's Form S-4, Registration No. 33-808895.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see Item 6) or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on February 28, 1999.

                                         REPUBLIC BANCSHARES, INC.



                                         By: /s/ JOHN W. SAPANSKI
                                             ----------------------------------
                                                 John W. Sapanski
                                                 Chairman and
                                                 Chief Executive Officer

         KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Sapanski and William
R. Falzone, and each of them, as true and lawful attorneys-in-fact, with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signatures                             Title                             Date
               ----------                             -----                             ----


 /s/ JOHN W. SAPANSKI                      Chairman, Chief Executive Officer        February 28, 1999
----------------------------------------   (principal executive officer)
John W. Sapanski


 /s/ WILLIAM R. FALZONE                    Treasurer (principal financial and       February 28, 1999
----------------------------------------   accounting officer)
William R. Falzone


 /s/ ALFRED T. MAY                         Director, President and                  February 28, 1999
----------------------------------------   Chief Operating Officer
Alfred T. May


 /s/ FRED HAMMER                           Director                                 February 28, 1999
----------------------------------------
Fred Hammer


                                           Director                                 February 28, 1999
----------------------------------------
Marla Hough


                                           Director                                 February 28, 1999
----------------------------------------
William R. Hough


 /s/ WILLIAM J. MORRISON                   Director                                 February 28, 1999
----------------------------------------
William J. Morrison

                               INDEX OF EXHIBITS

     4.1      Articles of Incorporation of the Registrant.*

     4.2      By-Laws of the Registrant.*

     4.3      Specimen Common Stock Certificate of the Registrant.*

     4.4      Republic Bancshares, Inc. 1995 Stock Option Plan, as amended.

     5.1      Opinion of Holland & Knight LLP re legality of the Common Stock.

     15.0     Acknowledgement Letter of Arthur Andersen LLP.

     23.1     Consent of Holland & Knight LLP (included in Exhibit 5.1).

     23.2     Consent of Arthur Andersen LLP.

     24.1     Powers of Attorney (included on signature page).

-----------------------

*    Filed with the Registrant's Form S-4, Registration No. 33-808895.